                                                                     EXHIBIT 4.5


THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.



                           WARRANT TO PURCHASE STOCK


Corporation:              Abovenet Communications, Inc.

Number of Shares:         5,000 shares (subject to the conditions provided
                          below)

Class of Stock:           Series D Preferred; provided, however, that if the
                          Series D round does not close on or before August
                          31, 1998, the Class of Stock shall be Series C
                          Preferred.

Initial Exercise Price:   Purchase Price of Series D (not to exceed $1.00);
                          provided, however that if the Series D round does not close on or before August 31, 1998, the Initial
                          Exercise Price shall be $1.00.

Issue Date:               May 22, 1998.

Expiration Date:          5 years after this Warrant is Exercisable pursuant
                          to Section 1.1, below.


       THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.


ARTICLE I. EXERCISE.

              1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased. Notwithstanding the foregoing, this Warrant shall not be exercisable unless and until the Company fails to comply with the Quick Ratio covenant set forth in the Loan Agreement. In the event the outstanding principal balance of the Loan is greater than $100,000.00 at the time such failure shall occur, the Company agrees to issue additional Warrant Coverage to Holder (in accordance with the foregoing terms) equal to $25,000.00 at an Initial Exercise Price equal to the Series D Round Price; provided, however, that if for any reason the Series D Round does not close on or before August 31, 1998, the Initial Exercise Price shall be that of the Series C Round Price. For purposes of the foregoing, the "Loan Agreement" is that certain Loan and Security Agreement dated May 22, 1998, as may be amended, between the Company and Holder; "Loan" is the Revolving Facility as described in the Loan Agreement; and "Warrant Coverage" is defined as a number of Shares equal to $25,000.00 divided by the Initial Exercise Price.

              1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

              1.3    INTENTIONALLY OMITTED

              1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the average closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the thirty (30) days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

              1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

              1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

              1.7   REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

                    1.7.1 "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                    1.7.2 ASSUMPTION OR NONASSUMPTION OF WARRANT. If, on the closing date for any Acquisition, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is greater than or equal to three (3) times the Warrant Price, then the successor entity may, at its option, either assume the obligations of the Company under this Warrant or not assume the obligations of the Company under this Warrant. If, on the record date for any Acquisition, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is less than three (3) times the Warrant Price, then the successor entity shall assume the obligations of the Company under this Warrant. If the successor entity assumes the obligations of the Company under this Warrant (whether voluntarily or involuntarily), then this Warrant shall be exercisable for the same class and amount of securities, cash and/or other property as would be payable for the Shares issuable upon exercise of this Warrant as if such Shares were outstanding on the record date for the Acquisition. If the successor entity does not assume the obligations of the Company under this Warrant, then this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition as a holder of the Shares (or other securities issuable upon exercise of this Warrant) on the same terms as other holders of the same class of securities of the Company.


ARTICLE 2. ADJUSTMENTS TO THE SHARES.

              2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock in a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

              2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this

Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

          2.4 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner provided to holders of the Company's Series D Preferred Stock.

          2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

          2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share as determined pursuant to Section 1.4, above.

          2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

          3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

               (a) The Capitalization Overview of the Company provided to Holder dated March 13, 1998 is true and correct as of the such date.

               (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          3.2  Notice of Certain Events. If the Company proposes at any time
(a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

          3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements [or if the subject loan(s) no longer are outstanding]), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

          3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights provided to holders of the Company's Series D Preferred Stock.

ARTICLE 4. MISCELLANEOUS.

          4.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

          4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

          4.4 Transfer Procedure. Subject to the provisions of Section 4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon
Valley Bancshares, The Silicon Valley Bank Foundation, or any other affiliate of Holder, or, to any other transferree by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who, in the good faith opinion of the Company's Board of Directors, directly competes with the Company.

          4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to Holder should be sent to the following address:

               Treasury Department
               Silicon Valley Bank
               3003 Tasman Drive NC821
               Santa Clara, CA 95054

          4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                        "COMPANY"

                                        ABOVENET COMMUNICATIONS, INC.

                                        By:    /s/ WARREN J. KAPLAN
                                               ---------------------------

                                        Name:  Warren J. Kaplan
                                               ---------------------------
                                               (Print)
                                        Title: Chairman of the Board, President
                                               or Vice President


                                        By:    /s/ STEPHEN BELOMY
                                               ---------------------------

                                        Name:  Stephen Belomy
                                               ---------------------------
                                               (Print)
                                        Title: Exec. V.P., Chief Financial
                                               Officer, Secretary

                                   APPENDIX I

                               NOTICE OF EXERCISE

      1. The undersigned hereby elects to purchase __________ shares of the Common/Series __________ Preferred [strike one) Stock of _________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase pice of such shares in full.

      1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ________________ of the Shares covered by the Warrant.

      [Strike paragraph that does not apply.]

      2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                 __________________________________________
                      (Name)

                 __________________________________________

                 __________________________________________
                      (Address)

      3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                                ___________________________
                                                       (Signature)

___________________
     (Date)

                                    ____________________________________________

                                    ____________________________________________
                                    ____________________________________________

                                                                                                THIS SPACE FOR USE OF FILING OFFICER
0092023002559001
FINANCING STATEMENT -  FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.
-----------------------------------------------------------------------------------------
A. NAME & TEL. # OF CONTACT AT FILER (optional)       B. FILING OFFICE ACCT. # (optional)

-----------------------------------------------------------------------------------------
C. RETURN COPY TO: (Name and Mailing Address)

        Data File Services, Inc.
        P.O. Box 275
        Van Nuys, CA 91408-2750
-------------------------------------------------------------------------------------------------------
D. OPTIONAL DESIGNATION (if applicable): / / LESSOR/LESSEE  / / CONSIGNOR/CONSIGNEE  / / NON-UCC FILING
------------------------------------------------------------------------------------------------------------------------------------
1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)         FILED WITH:     CALIFORNIA
   ---------------------------------------------------------------------------------------------------------------------------------
   1a. ENTITY'S NAME
       ABOVENET COMMUNICATIONS INC.

OR ---------------------------------------------------------------------------------------------------------------------------------
   1b. INDIVIDUAL'S LAST NAME                            FIRST NAME              MIDDLE NAME                        SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
1c. MAILING ADDRESS                                      CITY                    STATE              COUNTRY     POSTAL CODE
     50 W. San Fernando St., Ste. 1010                   San Jose                CA                             95113
------------------------------------------------------------------------------------------------------------------------------------
1d. S.S. or TAX ID#          OPTIONAL       1e. TYPE OF ENTITY      1f. ENTITY'S STATE   1g. ENTITY'S ORGANIZATIONAL I.D., if any
                           ADD'NL INFO RE                           OR COUNTRY OF
                           ENTITY DEBTOR                            ORGANIZATION                                            / / NONE
------------------------------------------------------------------------------------------------------------------------------------
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b)   111/HAW
   ---------------------------------------------------------------------------------------------------------------------------------
   2a. ENTITY'S NAME

OR ---------------------------------------------------------------------------------------------------------------------------------
   2b. INDIVIDUAL'S LAST NAME                            FIRST NAME              MIDDLE NAME                        SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
2c. MAILING ADDRESS                                      CITY                    STATE              COUNTRY     POSTAL CODE

------------------------------------------------------------------------------------------------------------------------------------
2d. S.S. or TAX ID#          OPTIONAL       2e. TYPE OF ENTITY      2f. ENTITY'S STATE   2g. ENTITY'S ORGANIZATIONAL I.D., if any
                           ADD'NL INFO RE                           OR COUNTRY OF
                           ENTITY DEBTOR                            ORGANIZATION                                            / / NONE
------------------------------------------------------------------------------------------------------------------------------------
3. SECURED PARTY'S (ORIGINAL S/P OR ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME - insert only one secured party name (3a or 3b)
   ---------------------------------------------------------------------------------------------------------------------------------
   3a. ENTITY'S NAME
   SILICON VALLEY BANK
OR ---------------------------------------------------------------------------------------------------------------------------------
   3b. INDIVIDUAL'S LAST NAME                            FIRST NAME              MIDDLE NAME                        SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
3c. MAILING ADDRESS                                      CITY                    STATE              COUNTRY     POSTAL CODE
     3003 Tasman Drive                                    Santa Clara             CA                             95054
------------------------------------------------------------------------------------------------------------------------------------
4. This FINANCING STATEMENT covers the following types or items of property:

   REFER TO EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF FOR DESCRIPTION OF COLLATERAL.




------------------------------------------------------------------------------------------------------------------------------------
5. CHECK           / / This FINANCING STATEMENT is signed by the Secured Party instead        7. If filed in Florida
   BOX                 of the Debtor to perfect a security interest (a) in collateral          (check one)
   (if applicable)     already subject to a security interest in another jurisdiction       / / Documentary    / / Documentary stamp
                       when it was brought into this state, or when the debtor's location       stamp tax          tax not
                       was changed to this state, or (b) in accordance with other               paid               applicable
                       statutory provisions (additional data may be required)
------------------------------------------------------------------------------------------------------------------------------------
6. REQUIRED SIGNATURE(S)                                                 8. / / This FINANCING STATEMENT is to be filed (for record)
      ABOVENET COMMUNICATIONS INC.                                             (or recorded) in the REAL ESTATE RECORDS
                                                                               Attach Addendum                     (if applicable)
------------------------------------------------------------------------------------------------------------------------------------
   /s/ WARREN J. KAPLAN  President & COO                                 9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
                                                                            (ADDITIONAL FEE)
                                                                            (optional)     /x/ All Debtors  / / Debtor  / / Debtor 2
------------------------------------------------------------------------------------------------------------------------------------
(1) FILING OFFICER COPY - NATIONAL FINANCING STATEMENT (FORM UCC 1)(TRANS)(REV. 12/18/95)      Prepared by Data File Services, Inc.,
                                                                                               P.O. Box 275
                                                                                               Van Nuys, CA 91408-0275
                                                                                               Tel. (818) 909-2200

                                   EXHIBIT A

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificate of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work and similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions to and proceeds thereof.

                                                                                            0092023002654000

                                          PRINT OR TYPE ALL INFORMATION

THE SECURED PARTY DESIRES THIS FINANCING STATEMENT TO BE INDEXED AGAINST THE RECORD OWNER
OF THE REAL ESTATE  NO [X]  YES [ ]  NAME OF RECORD OWNER ___________________________________________________
                                                                  Filed With:     VIRGINIA

                                         STATE CORPORATION COMMISSION
111/HAW             (UNIFORM COMMERCIAL CODE DIVISION, BOX 1197, RICHMOND, VIRGINIA 23209)
                       FORM FOR ORIGINAL FINANCING STATEMENT AND SUBSEQUENT STATEMENTS

-----------------------------------------------------------------------------------------------------------------------
 The Commission stamps the File Number on the Original Financing Statement. The secured party must place this same number on all subsequent statements.

-----------------------------------------------------------------------------------------------------------------------

 Index numbers of subsequent statements (for office use only)

-----------------------------------------------------------------------------------------------------------------------
 Name & mailing address of all debtors, trade styles, etc.        Check the box indicating the kind of statement
 No other name will be indexed.                                   Check only one box
   ABOVENET COMMUNICATIONS

 8100 Boone Blvd.                                                 [X]  ORIGINAL FINANCING STATEMENT
 Vienna, VA 22182
                                                                  [ ]  CONTINUATION-ORIGINAL STILL EFFECTIVE

                                                                  [ ]  AMENDMENT

                                                                  [ ]  ASSIGNMENT

                                                                  [ ]  PARTIAL RELEASE OF COLLATERAL

                                                                  [ ]  TERMINATION
-----------------------------------------------------------------------------------------------------------------------

 Name & address of Secured Party                                  Name & address of Assignee
 SILICON VALLEY BANK

 3003 Tasman Drive

 Santa Clara, CA 95054

-----------------------------------------------------------------------------------------------------------------------
 Date of maturity if less than five years                         Check if proceeds of collateral are covered  [X]
-----------------------------------------------------------------------------------------------------------------------
   REFER TO EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF FOR DESCRIPTION OF COLLATERAL.




-----------------------------------------------------------------------------------------------------------------------
 Space to record an amendment, assignment, release of collateral or a statement to cover collateral brought into
 Virginia from another jurisdiction.



-----------------------------------------------------------------------------------------------------------------------
 Describe Real Estate if applicable:



-----------------------------------------------------------------------------------------------------------------------
 ABOVENET COMMUNICATIONS                                         SILICON VALLEY

/s/ WARREN J. KAPLAN, President & COO                            [SIG]                 VP                6/1/98
-----------------------------------------------------------------------------------------------------------------------
 Signature of Debtor if applicable (Date)                        Signature of Secured Party if applicable (Date)

(1) FILING OFFICER COPY

            Prepared with UCC Direct for Windows Data File Services, Inc., P.O. Box 275, Van Nuys, CA, 91408-0275 Tel (818) 909-2200


                                   EXHIBIT A

      The Collateral consists of all of Borrower's right, title and interest in and to the following:

      All good and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

      All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                                                                            0092023002654001

                                          PRINT OR TYPE ALL INFORMATION

THE SECURED PARTY DESIRES THIS FINANCING STATEMENT TO BE INDEXED AGAINST THE RECORD OWNER
OF THE REAL ESTATE  NO [X]  YES [ ]  NAME OF RECORD OWNER ___________________________________________________
                                                                  Filed With:     FAIRFAX, VA

                                         STATE CORPORATION COMMISSION
111/HAW             (UNIFORM COMMERCIAL CODE DIVISION, BOX 1197, RICHMOND, VIRGINIA 23209)
                       FORM FOR ORIGINAL FINANCING STATEMENT AND SUBSEQUENT STATEMENTS

-----------------------------------------------------------------------------------------------------------------------
 The Commission stamps the File Number on the Original Financing Statement. The secured party must place this same number on all subsequent statements.

-----------------------------------------------------------------------------------------------------------------------

 Index numbers of subsequent statements (for office use only)

-----------------------------------------------------------------------------------------------------------------------
 Name & mailing address of all debtors, trade styles, etc.        Check the box indicating the kind of statement.
 No other name will be indexed.                                   Check only one box.
   ABOVENET COMMUNICATIONS

 8100 Boone Blvd.                                                 [X]  ORIGINAL FINANCING STATEMENT
 Vienna, VA 22182
                                                                  [ ]  CONTINUATION-ORIGINAL STILL EFFECTIVE

                                                                  [ ]  AMENDMENT

                                                                  [ ]  ASSIGNMENT

                                                                  [ ]  PARTIAL RELEASE OF COLLATERAL

                                                                  [ ]  TERMINATION
-----------------------------------------------------------------------------------------------------------------------

 Name & address of Secured Party                                  Name & address of Assignee
 SILICON VALLEY BANK

 3003 Tasman Drive

 Santa Clara, CA 95054

-----------------------------------------------------------------------------------------------------------------------
 Date of maturity if less than five years                         Check if proceeds of collateral are covered  [X]
-----------------------------------------------------------------------------------------------------------------------
   REFER TO EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF FOR DESCRIPTION OF COLLATERAL.




-----------------------------------------------------------------------------------------------------------------------
 Space to record an amendment, assignment, release of collateral or a statement to cover collateral brought into
 Virginia from another jurisdiction.



-----------------------------------------------------------------------------------------------------------------------
 Describe Real Estate if applicable:



-----------------------------------------------------------------------------------------------------------------------
 ABOVENET COMMUNICATIONS                                         SILICON VALLEY

/s/ WARREN J. KAPLAN  President & COO                            [SIG]                VP                  6/1/98
-----------------------------------------------------------------------------------------------------------------------
 Signature of Debtor if applicable (Date)                        Signature of Secured Party if applicable (Date)




(1) FILING OFFICER COPY
            Prepared with UCC Direct for Windows Data File Services, Inc., P.O. Box 275, Van Nuys, CA, 91408-0275 Tel (818) 909-2200

                                   EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                            INTERCREDITOR AGREEMENT
                              (COLLATERAL SHARING)

     This INTERCREDITOR AGREEMENT is made by and between Silicon Valley Bank ("SVB") and Transamerica Business Credit Corporation ("Creditor").

                                    RECITALS

     A. Abovenet Communications, Inc. ("Borrower") has borrowed funds from SVB under a line of credit (the "Revolving Facility") in the original principal amount of $750,000, pursuant to a Loan and Security Agreement dated as of May 22, 1998, as may be amended (the "Loan Agreement"). The Revolving Facility is secured by Borrower's Collateral as referred to in the Loan Agreement. The Loan Agreement shall be referred to in this Agreement as the "Loan Documents."

     B. Borrower has requested Creditor to lend Borrower $6,000,000, which Borrower proposes to use to purchase equipment. Creditor is willing to make such loan (the "Creditor Loan"), provided SVB subordinates its security interest in certain of Borrower's personal property to the security interest of Creditor. SVB is willing to subordinate its interest in accordance with the terms of this Agreement.

     NOW THEREFORE, the parties agree as follows:

     1. Creditor Collateral. As used in this Agreement, "Creditor Collateral" means the following: all equipment of Borrower financed by Creditor and pledged as security under a certain Master Loan and Security Agreement dated May 28, 1998 between Creditor and Borrower and all proceeds of the foregoing.

     2. SVB Collateral. As used in this Agreement, "SVB Collateral" means all of the property of Borrower, now owned and hereafter acquired, other than the Creditor Collateral. ("Collateral" as used in this Agreement shall mean SVB Collateral or Creditor Collateral, as the case may be.)

     3.   Subordination.

          (a) All security interests now or hereafter acquired by Creditor in Creditor Collateral shall at all times be prior and superior to any security interest or other interest or claim now held or hereafter acquired by SVB in Creditor Collateral. (SVB and Creditor are sometimes referred to herein as the "Lenders.")

          (b) All security interests now or hereafter acquired by SVB in the SVB Collateral shall at all times be prior and superior to any security interest, ownership interest, or other interest or claim now held or hereafter acquired by Creditor in SVB Collateral.

          (c) The priorities specified in this Agreement shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or possession of any Collateral, or any statutes, rules or law, or court decisions to the contrary.

          (d) The subordinations and priorities specified in this Agreement are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this Agreement shall not be effective as to the particular Collateral which is the subject of the unperfected or avoidable security interest.

     4.   Termination Statements.

          (a) SVB agrees to execute and deliver to Creditor, promptly upon Creditor's request, appropriate UCC termination statements or partial releases with respect to any Creditor Collateral being sold or otherwise disposed of in connection with the liquidation of Borrower's assets upon or after the declaration of a default or an event of default by Creditor under any present or future instrument or agreement between the Borrower and Creditor. The proceeds of any Creditor Collateral so sold or disposed of shall be applied, after the deduction of any and all costs relating to such sale or disposition (including attorneys' fees, advertising costs and auctioneer's fees) to any and all outstanding present or future indebtedness, liabilities, guaranties or other obligations of the Borrower to Creditor (the "Creditor Obligations") in such order as Creditor may, in its discretion, determine and, only if all Creditor Obligations have been indefeasibly paid in full, then to all or any part of the present or future indebtedness, liabilities, guaranties or other obligations of the Borrower to SVB (the "SVB Obligations") in such order as SVB may, in its discretion, determine.

          (b) Creditor agrees to execute and deliver to SVB, promptly upon SVB's request, appropriate UCC termination statements or partial releases with respect to any SVB Collateral being sold or otherwise disposed of in connection with the liquidation of Borrower's assets upon or after the declaration of default or any event of default by SVB under any present or future instrument or agreement between the Borrower and SVB. The proceeds of any SVB Collateral so sold or disposed of shall be applied, after the deduction of any and all costs relating to such sale or disposition (including attorney's fees, advertising costs and auctioneer's fees) to any and all outstanding SVB Obligations in such order as SVB, in its discretion, may determine, and only if all SVB Obligations have been indefeasibly paid in full, then to all or any part of the Creditor Obligations in such order as Creditor, in its discretion, may determine.

     5. Lender's Rights. SVB and Creditor each agree that the other may at any time, and from time to time, without the consent of the other party and without notice to the other party, renew, extend or increase any of the indebtedness, liabilities or obligations owing to it from the Borrower (the "Secured Obligations") or that of any other person at any time directly or indirectly liable for the payment of any Secured Obligations, accept partial payments of the Secured Obligations, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Secured Obligations, make loans or advances to the Borrower secured in whole or in part by its Collateral or refrain from making any loans or advances to the Borrower, change, alter or vary the interest charge on, or any other terms or provisions of the Secured Obligations or any present or future instrument, document or agreement with the Borrower, and take any other action or omit to take any other action with respect to its Secured Obligations or its Collateral as it deems necessary or advisable in its sole discretion. SVB and Creditor each waive any right to require the other to marshal any Collateral or other assets in favor of it or against or in payment of any or all of its Secured Obligations.

     6. Remedies. SVB shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to Creditor Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of Creditor, which shall be a matter of Creditor's sole discretion. Creditor shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to SVB Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of SVB, which shall be a matter of SVB's sole discretion.

     7. No Commitment by Lenders. It is understood and agreed that this Agreement shall in no way be construed as a commitment or agreement by SVB or Creditor to continue financing arrangements with the Borrower, and that SVB and Creditor may terminate such arrangement at any time.

     8. Insurance. The Lender having a senior security interest or lien in the Collateral shall, subject to such Lender's rights under its agreements with Borrower, have the sole and exclusive right, as against the other Lender, to adjust settlement of such insurance policy in the event of any loss. All proceeds of such policy shall be paid to the Lender having the senior claim as set forth in this Agreement. After payment of such senior Lender's claim and all expenses of collection, including reasonable attorneys' fees and other costs, fees and expenses, any remaining proceeds shall be promptly remitted to the other Lender for application to the Secured Obligations owing to it.

      9. BANKRUPTCY FINANCING. In the event of any financing of the Borrower by SVB or Creditor during any bankruptcy, arrangement, or reorganization of the Borrower, each Lender agrees that the other's "Secured Obligations" shall include without limitation all indebtedness, liabilities and obligations incurred by the Borrower in any such proceeding, and the other's "Collateral" shall include without limitation all Collateral arising during any such proceeding, and this Agreement shall continue to apply during any such proceeding.

      10. NOTICES OF DEFAULT; CONSULTATION. Creditor and SVB agree to use their best efforts to give to the other copies of any written notice of the occurrence or existence of an event of default sent to Borrower, simultaneously with the sending of such notice to Borrower, and to consult with each other for a reasonable period, not to exceed sixty (60) days, as to enforcement of their respective remedies against Borrower and its property, but the failure to do so shall not affect the validity of such notice or create a cause of action against or liability on the part of the party failing to give such notice, nor shall it create any claim or right on behalf of the other party, the Borrower or any third party. The sending of such notice shall not give the recipient the obligation to cure such default or event of default.

      11. NO CONTEST. Neither Creditor nor SVB shall contest the validity, perfection, priority or enforceability of any lien or security interest granted to the other, and each agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interest at the cost of the party defending such action.

      12. FINANCIAL CONDITION OF BORROWER. Creditor and SVB are each presently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Secured Obligations owing to them. Creditor and SVB each waives any right to require the other to disclose to it any information which the other may now or hereafter acquire concerning the Borrower.

      13. Revivor. If, after payment of the Creditor Obligations, the Borrower thereafter becomes liable to Creditor on account of the Creditor Obligations, or any payment made on the Creditor Obligations shall for any reason be required to be returned or refunded by Creditor, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Creditor Obligations, without the necessity of any further act or agreement between Creditor and SVB. If, after payment of the SVB Obligations, the Borrower thereafter becomes liable to SVB on account of the SVB Obligations, or any payment made on the SVB Obligations shall for any reason be required to be returned or refunded by SVB, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated SVB Obligations, without the necessity of any further act or agreement between SVB and Creditor.

      14. WAIVER OF JURY TRIAL. SVB and Creditor each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to: (i) this Agreement; or (ii) any other present or future instrument or agreement between SVB and Creditor relating to the Borrower; or
(iii) any conduct, acts or omissions of SVB or Creditor or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with SVB or Creditor, relating to Borrower, in each of the foregoing cases, whether sounding in contract or tort or otherwise.

      15. GENERAL. Creditor and SVB are not in any manner to be construed to be partners or joint venturers or to have any other legal relationship other than as expressly set forth in written agreements between them. Creditor and SVB each agrees to execute all such documents and instruments and take all such actions as the other shall reasonably request in order to carry out the purposes of this Agreement, including without limitation appropriate amendments to Financing Statements executed by the Borrower in favor of Creditor or SVB in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments). Creditor and SVB each represents and warrants to the other that it has not heretofore transferred to assigned any Financing Statement naming the Borrower as debtor and it as secured party, and that it will not do so without first notifying the other in writing, and delivering a copy of this Agreement to the proposed transferee or assignee, and obtaining the acknowledgment of the proposed transferee or assignee that the transfer or assignment is subject to all of the terms of this Agreement. This Agreement is solely for the benefit of SVB and Creditor and their successors and assigns, and neither the Borrower nor any other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. This Agreement sets forth in full the terms of agreement between Creditor and SVB with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Creditor and SVB. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses (including without limitation attorneys' fees) from the non-prevailing party. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall be construed in accordance with, and governed by, the laws of the State of California. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement as of May 22, 1998.

                                       "Creditor"


                                       Transamerica Business Credit  Corporation

                                       By:  /s/ GARY P. MORO
                                           -------------------------------------
                                            Gary P. Moro

                                       Title: Vice President
                                              ----------------------------------



                                       "SVB"

                                       SILICON VALLEY BANK

                                       By: [SIG]
                                           -------------------------------------

                                       Title:  VP
                                             -----------------------------------


                        BORROWER'S CONSENT AND AGREEMENT

      Borrower consents to the terms of this Intercreditor Agreement and agrees not to take any actions inconsistent therewith. Borrower shall obtain satisfactory Lender's Loss Payable Endorsements naming both Creditor and SVB, as their interests may appear, with respect to policies which insure Collateral hereunder, or with such other designation as Creditor and SVB may agree. Borrower agrees to execute all such documents and instruments and take all such actions as Creditor or SVB shall reasonably request in order to carry out the purposes of this Agreement, including without limitation appropriate amendments to financing statements.

                                       "Borrower"

                                       Abovenet Communications, Inc.

                                       By: /s/ STEPHEN BELOMY
                                           -------------------------------------

                                       Title: E.V.P & CFO
                                              ----------------------------------

                                           /s/ KEVIN M. HOURIGAN
                                           -------------------------------------
                                              Controller